UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

TIPPINGPOINT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

This filing relates to the planned acquisition of TippingPoint Technologies, Inc. (“TippingPoint”) by 3Com Corporation (“3Com”) pursuant to an Agreement and Plan of Merger by and among 3Com, Topaz Acquisition Corporation and TippingPoint, dated as of December 13, 2004.

On December 13, 2004 the following materials related to 3Com’s planned acquisition of TippingPoint were posted on TippingPoint’s intranet site available to all of TippingPoint’s employees:

TippingPoint Employee Q&A

Options

What will happen to TippingPoint Options?

•	Detailed Response:

•	All TippingPoint options will convert into options for shares of 3Com stock at a conversion rate of $47 divided by the average closing price of 3Com stock for the five trading days ending two trading days before closing. The original TippingPoint vesting schedule continues. Therefore to the extent you were vested before closing, you will be vested after closing and you will continue to vest according to your TippingPoint vesting schedule. However, to the extent that your options are vested at closing, you can exercise prior to closing and receive cash in the merger.

•	Simple Response:

•	All TippingPoint vested options will convert to 3Com vested options.

•	All TippingPoint unvested options will convert to 3Com unvested options and will continue to vest according to the TPTI vesting schedule

•	If you elect to exercise vested options prior to the close of the deal, you will receive, as part of the merger transaction, $47 for each share you hold.

•	The conversion of TippingPoint options to 3Com options will be based on the following conversion formula:

•	The Conversion Factor equals $47 (the purchase price) divided by the average 3Com closing price over the five consecutive trading days ending with the second trading day that precedes the Closing Date.

•	Each TippingPoint option is multiplied by the conversion factor and the grant price is divided by the conversion factor.

•	Example:

•	Assume 1,000 TPTI option grant

•	Assume $12.00 grant price

•	Assume an average closing price of $4.30 for 3Com stock

THEN

•	The Conversion Factor is 10.93 ($47 / $4.30)

•	The 3Com Option Grant is 10,930 (1,000 options x 10.93)

•	The 3Com Grant Price is $1.10 ($12.00 grant price /10.93)

•	So in this example, the employee would receive a 10,930 3Com option grant with a grant price of $1.10 and would continue on his/her TPTI vesting schedule

Investor Notices

This document includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein include statements about (i) the consummation of the pending acquisition of TippingPoint by 3Com, the benefits of the pending acquisition and the expected timing of the consummation of the acquisition and (ii) the addressable market for IPS and expected growth in that market. These statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, the following: approval of the acquisition by the stockholders of TippingPoint; the satisfaction of the conditions to the closing of the acquisition, including the receipt of regulatory approvals; the ability to realize the anticipated benefits or synergies of the transaction in a timely manner or at all; and trends in the networking industry. Additional information relating to the uncertainty affecting TippingPoint’s and 3Com’s businesses are contained in their filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement was made, and TippingPoint and 3Com do not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

TippingPoint will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIPPINGPOINT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of TippingPoint seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by TippingPoint with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to William Murphy at 512-681-8320.

TippingPoint’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the TippingPoint stockholders in connection with the proposed transaction. Information about TippingPoint’s directors and officers can be found in TippingPoint’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

The Convergence of Networking and Security is Now

Convergence … Now. Congratulations!

TippingPoint has signed a definitive agreement with 3Com for 3Com to acquire all outstanding shares of TippingPoint, in cash, for $438 Million

Shareholder and regulatory approvals are required

We expect this transaction to close in early 2005

Discuss:

1. Transaction Rationale: Why 3COM & TippingPoint are a good fit & why now

2. How the combined company will work

3. What does this mean to:

1. Employees

2. Shareholders

3. Customers

Wow

3Com acquires TippingPoint—$438M, December 2004

Represents 25% of 3Com market capitalization

Shows how much 3Com believes TippingPoint can contribute to their future success

Huge vote of confidence for TippingPoint

118% premium on 60-day average; 18x TTM Revenue

500 450 400 350 300 250 200 150 100 50 0

Tipping Point Netegrity Brigtmail Neoteris Zone Labs Okena Guardent recourse Securant Entercept Intruvert security focus One Secure Riverhead

Transaction Rationale –Carpe Diem

TippingPoint’s best-of-breed security products and 3Com’s product strategy and global infrastructure are highly synergistic

Combined , global operations will extend our reach to new geographies, expand our ability to grow revenue, and enhance the service and support of our customer base

The organizational structure keeps TippingPoint whole and allows it to keep doing what its doing –only more of it and faster

Customer Drivers –Global Demand

With our customer’s global business requirements and the Intrusion Prevention industry’s rapid maturing, now is the optimal time to join forces with a global technology leader

TippingPoint only loses potential customers when we’re not in the deal

The combination greatly enhances our reach

Market Drivers –Explosive Growth

The combination enables faster growth for TippingPoint than possible in stand-alone mode

The combination allows us to quickly attack growing security opportunities in USA, EMEA and AsiaPac

The combination enables us to go after the SMB and other markets with strength and expertise

The combination allows us greater influence over the future of networking as a whole

Competition Drivers –Continued Leadership

We’ll deliver on the vision of network and security convergence ahead of the competition

3Com’s market value is in a great position to be driven upward through our execution and product vision

The Future: Secure Converged Networks

Data Voice Security

The Combination of 3Com and TippingPoint uniquely assembles all the necessary ingredients to define and deliver the network of the future

Solid networking combined with best-of-breed VoIP and Security

Product Roadmap/Strategy

Key Milestones

Near Term Loosely Integrated Secure Converged Solutions

Mid Term Software Integration/ Derivative Products

Long Term Tightly Integrated Secure Infrastructure Solutions

Combination of current TippingPoint and 3Com products to deliver secure converged network infrastructure solutions for target markets

Low cost “enterprise” class IPS product for SMB market

Integration of EMS – single platform to manage data, voice and security

IPS Blades and modules for infrastructure solutions

Next Generation Wiring Closet Switches with imbedded IPS (Integrated Silicon)

Cost and complexity decreases

Integration of the system increases

The World’s Premier Network-Security Company

When transaction is completed:

TippingPoint will become an independent division of 3Com, and remain headquartered in Austin

All of 3Com’s security strategy and operations will be transferred to the TippingPoint team in Austin

The existing management team will remain in charge of the same components of our operations as they are today

Kip will become President of 3Com’s Security Division (TippingPoint) and report to 3Com’s CEO, Bruce Claflin

James will be responsible for TippingPoint’s WW Security Sales Organization

TippingPoint’s sales organization will not change other than to grow

Marc, Craig, Adam and Billy will all continue on with their existing roles and their organizations will not change

We will continue to operate as a distinct and largely autonomous business, in close coordination with 3Com’s operations

What this Means to TippingPoint Constituents

Shareholders

Cash payout on a premium to their investment

Employees

Fantastic company milestone –true validation of our success

Unique opportunity to accelerate our vision and shape the future of networking on a larger scale

Customers

Continued focus by TippingPoint on best-of-breed IPS

TippingPoint vision is accelerated and execution is enhanced

Vastly improved global support

Long-term viability

Exciting future secure converged network solutions

3Com is a Global Corporation

1,900 employees worldwide

40 countries / 75 locations

Extensive R&D, sales & support

Global professional services organization

New

Corporate Headquarters Marlborough, MA, USA

R&D Locations

Sales Locations

Service and Support Locations

Huawei-3Com Joint Venture Locations, China

What 3Com Offers Customers

World-Class Capability

Global presence

Strong brand

Leading IP portfolio

Global services

Extensive R&D

Worldwide sales and channel network

Strong financials

Broad Portfolio

IP telephony

LAN switching

WAN routers

Wireless LAN

Security

Connectivity

Network management

Convergence

Superior Value

Practical innovation

Standards-based

Cost-effective

Pay-as-you-grow

Interoperability

Expert support

Proactive services

3Com and Huawei Business Focus

Systems Business

3Com

Volume Business

Huawei

Voice Security Lan Core & Router

Gigabit Wireless Small Biz

3Com Led, best-of-breed approach

Huawei-led, volume and margin approach

3Com Business and Financial Status

The facts:

Market Capitalization: $1.68B

Trailing Twelve Month Revenue: $699M

Total Current Assets: $1.4B

Over the past 3 years 3Com has traded flat to down and typically at cash value

As a side note, 3Com has more cash than Juniper

Great global presence in the SMB, strong desire to re-enter the Global 2000 enterprise market

Best-of-breed VoIP solution

Have been looking at networking security companies for last 9 months

Over the last year almost every direct-report to the CEO are new

Huawei, aka “JVCo.”

The 3Com-Huawei JV represents a huge opportunity for us in AsiaPac markets

The Point: better scale now and future upside potential is strong

Unique opportunity to accelerate our vision and shape the future of networking on a grander scale

How Will This Affect TippingPoint?

After closing, we will continue to operate as an independent division, in close coordination with 3Com’s operations

As an independent division of 3Com…

We will leverage technology, global presence and financial strength to better serve our customer base

We will have new growth vectors and increased reach for the company and our customers

We will have new and exciting career opportunities

We expect that salary and benefits will remain consistent with past practices except for 3Com’s stock-based programs (e.g., options, ESPP)

We expect that there will be a period of integration of processes and practices after close

Moving forward from today…

We will seek regulatory and shareholder approvals

During this time:

We will operate our businesses separately

As required by law, any communication with 3Com must be cleared through Billy Murphy

Status updates will be frequent; likely at the informal company meetings each Friday

Special email account will be set up for your comments and questions

TippingPoint will continue executing on its business plan:

Design, Develop and Deliver best-of-breed security products

Grow revenue and bookings

March towards profitability

We must continue to deliver to our customers best-of-breed products, quality and service

Investor Notices

This document includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein include statements about (i) the consummation of the pending acquisition of TippingPoint by 3Com, the benefits of the pending acquisition and the expected timing of the consummation of the acquisition and (ii) the addressable market for IPS and expected growth in that market. These statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, the following: approval of the acquisition by the stockholders of TippingPoint; the satisfaction of the conditions to the closing of the acquisition, including the receipt of regulatory approvals; the ability to realize the anticipated benefits or synergies of the transaction in a timely manner or at all; and trends in the networking industry. Additional information relating to the uncertainty affecting TippingPoint’s and 3Com’s businesses are contained in their filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement was made, and TippingPoint and 3Com do not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

TippingPoint will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIPPINGPOINT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of TippingPoint seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by TippingPoint with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to William Murphy at 512-681-8320.

TippingPoint’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the TippingPoint stockholders in connection with the proposed transaction. Information about TippingPoint’s directors and officers can be found in TippingPoint’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.